EX-99.77J REVALUATION

Exhibit 77(j)(b) - Restatement of Capital Accounts

For the year ended September 30, 2015, the Alpha Capital Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated

Net Investment
Net Realized
Paid-in

Income/(Loss)
Gain/(Loss)
Capital
Defensive Alternatives Fund
$155,191
$(154,330)
$(861)
Opportunistic Alternatives Fund
             436,710
               (434,963)
              (1,747)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended September 30, 2015, the Chase Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated Net

Net Investment
Realized
Paid-in

Income/(Loss)
Gain/(Loss)
Capital
Growth Fund

$12,099
$(1,738,594)
$1,726,495
Mid-Cap Fund

163,333
(786,490)
623,157

The reclassifications have no effect on net assets or net asset value per share.

For the year ended September 30, 2015, the Poplar Forest Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated

Net Investment
Net Realized

Income/(Loss)
Gain/(Loss)
Paid-in Capital
Partners Fund
$(116)
$116
$-
Outliers Fund
              8,560
205,983
(214,543)
Cornerstone Fund
-
516,402
              (516,402)

For the year ended September 30, 2015, the Scharf Funds made the following permanent tax adjustments on the statements of assets and liabilities:

Undistributed
Accumulated

Net Investment
Net Realized

Income
Gain/(Loss)
Paid-in Capital
Scharf Fund
$39,693
$(612,385)
$572,692
Scharf Balanced

   Opportunity Fund
              (29,639)
               (124,564)
         154,203
Scharf Global

   Opportunity Fund
                      (15)
1,274,757
              (1,274,742)

The reclassifications have no effect on net assets or net asset value per share.

For the year ended September 30, 2015, the Shenkman Funds made the following permanent tax adjustments on the statement of assets and liabilities:

Undistributed
Accumulated Net

Net Investment
Realized

Income/(Loss)
Gain/(Loss)
Paid-in Capital
Shenkman
Short Duration High Income Fund

$(62)
$62

$-
Shenkman
Floating Rate High Income Fund

(270,155)
$-

270,155

The reclassifications have no effect on net assets or net asset value per share.